EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CytRx Corporation

Los Angeles, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement, filed pursuant to Rule 462(b) of the Securities Act of 1933, of our reports dated March 11, 2013 relating to the consolidated financial statements, the effectiveness of CytRx Corporation’s internal control over financial reporting and financial statement schedules of CytRx Corporation appearing in CytRx Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Los Angeles, California

January 30, 2014